UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2011

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey		08873
(Address of registrant’s principal executive office)		(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

New Employment Agreement with Senior Vice President and Chief Financial Officer

On October 11, 2011, Catalent Pharma Solutions, Inc. (the “Company”) and Matthew Walsh, the Company’s Senior Vice President and Chief Financial Officer, entered into a new employment agreement (the “Employment Agreement”), effective as of September 26, 2011 (the “Effective Date”). The Employment Agreement replaces the offer letter and severance agreement that Mr. Walsh entered into in 2008 in connection with the commencement of his employment with the Company.

The Employment Agreement provides for an initial term of three years commencing on the Effective Date, which will be automatically extended for successive one-year terms thereafter unless one of the parties provides the other with notice of non-renewal.

The financial terms of the Employment Agreement include (1) an increased annual base salary of $600,000, effective as of the Effective Date, subject to discretionary increases from time to time and (2) and continued participation in the Company’s management incentive plan, with a target annual cash bonus amount equal to 75% of Mr. Walsh’s annual base salary. Any payment under the management incentive plan with respect to fiscal 2012 will be pro-rated to reflect the increase in Mr. Walsh’s annual base salary.

The Employment Agreement provides that if Mr. Walsh’s employment is terminated by the Company without Cause, due to death or Disability, by Mr. Walsh for Good Reason or due to the Company’s election not to extend the term, then Mr. Walsh will be entitled to receive, in addition to certain accrued amounts, a pro-rated annual cash bonus. In addition, if Mr. Walsh’s employment is terminated by the Company without Cause, by Mr. Walsh for Good Reason or due to the Company’s election not to extend the term, then, subject to his execution of a release of claims, Mr. Walsh will also be entitled to receive, in addition to continued participation in the Company’s group health plan(s), an amount equal to two times the sum of (x) Mr. Walsh’s then-current base salary and (y) his target annual cash bonus, payable in equal monthly installments over a two year period. Notwithstanding the foregoing, the Company’s obligation to make such payments will cease in the event of a material breach by Mr. Walsh of the restrictive covenants contained in the Employment Agreement (described below), if such breach remains uncured for a specified period.

Pursuant to the terms of the Employment Agreement, Mr. Walsh is subject to a covenant not to (x) compete with us while employed and for one year following his termination of employment for any reason and (y) solicit our employees, consultants and certain actual and prospective clients while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions. The Employment Agreement also contains a covenant not to disclose confidential information.

Equity-Based Awards

In addition to the foregoing, Mr. Walsh’s Employment Agreement provides for the grant to Mr. Walsh, in accordance with and pursuant to the terms of the 2007 PTS Holdings Corp. Stock Incentive Plan (the “Plan”), of 500 restricted stock units (the “RSUs”) and non-qualified stock options (the “Options”) to purchase 1,500 shares of PTS Holdings Corp., the Company’s indirect parent corporation (“PTS”), common stock. Such grants were made pursuant to a separate restricted stock unit agreement (the “Restricted Stock Unit Agreement”) and a separate nonqualified stock option agreement (the “Nonqualified Stock Option Agreement”), as applicable, forms of which are attached as exhibits to the Employment Agreement.

Subject to Mr. Walsh’s continued employment on the applicable vesting dates, the RSUs will vest as follows: 167 of the RSUs will vest on September 26, 2012, 166 of the RSUs will vest on September 26, 2013 and the remaining 166 RSUs will vest on September 26, 2014. All vested RSUs will be settled on the earlier to occur of (x) March 26, 2015 and (y) the date that a Change of Control occurs.

The Options will have an exercise price equal to the fair market value of a share of PTS common stock on the grant date. Similar to Mr. Walsh’s existing options, the material terms of which are described on pages 111, 117 and 118 of the Company’s Annual Report on Form 10-K filed with the SEC on September 16, 2011 (the “Form 10-K”), the Options will be divided into three tranches for vesting purposes: one-half of the Options will be subject to time-based vesting restrictions, one-sixth of the Options will be subject to performance-based vesting restrictions and one-third of the options will be subject to exit event-based vesting restrictions. The time-based Options will vest based on a three year vesting schedule (as opposed to the five year vesting schedule that Mr. Walsh’s current time-based options are subject to) and, subject to continued employment with us through the applicable vesting dates, one-third of the Options subject to time-based vesting will vest and become exercisable on each of the first three anniversaries of the Effective Date. The performance-based vesting Options will vest and become exercisable with respect to one-third of the Options subject to performance-based vesting on each of the first three anniversaries of the Effective Date (as opposed to the five year vesting schedule Mr. Walsh’s current performance-based options are subject to), if, we achieve specified revised EBITDA performance targets (subject to a cumulative catch-up). Similar to Mr. Walsh’s existing options, the exit event-based vesting Options will vest and become exercisable in two tiers if either of the specified internal rate of return or multiple of investment targets are achieved.

In the event of any termination of Mr. Walsh’s employment, all unvested RSUs and Options which remain outstanding will be immediately forfeited without consideration as of the termination date; provided, however, that in the event of a termination of Mr. Walsh’s employment (1) by the Company without Cause, (2) by Mr. Walsh for Good Reason, (3) due to death or Disability or (4) due to the Company’s election not to extent the employment term, Mr. Walsh will be deemed vested as of the termination date in any portion of the time-based Options that would have otherwise vested if he had remained employed by the Company through the first anniversary of the termination date.

In the event of a Change of Control, all unvested RSUs and time-based Options will become fully vested as of the Change of Control (or immediately prior to the Change of Control, with respect to the Options).

All shares of PTS common stock acquired by Mr. Walsh including those acquired following settlement of the RSUs and shares acquired upon the exercise of the Options will be subject to the terms of the management equity subscription agreement (the “MESA”) previously entered into by Mr. Walsh, which will be amended and restated to expressly subject the shares of PTS common stock acquired by Mr. Walsh following the settlement of the RSUs to the put, call and clawback rights contained in the MESA. Otherwise, other than with respect to the restrictive covenants, which are the same as the restrictive covenants contained in the Employment Agreement, the terms of the amended and restated MESA will be substantially similar to the terms of the management equity subscription agreements entered into by Mr. Walsh and the Company’s other Named Executive Officers in connection with previous grants of equity-based awards and, to the extent applicable, purchases of shares of PTS common stock, which material terms are described on pages 118 and 119 of the Form 10-K. In addition, the RSU Shares and the Option Shares will be subject to PTS’s securityholders agreement, the material terms of which are described on pages 118, 119 and 130 of the Form 10-K. These documents generally govern Mr. Walsh’s rights with respect to shares of PTS common stock acquired by Mr. Walsh.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ Samrat S. Khichi
Name:	Samrat S. Khichi
Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Dated: October 14, 2011

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